Exhibit 99.1

News Release

bioAffinity Technologies Names J. Michael Edwards as Chief Financial Officer

Edwards rejoins the Company after serving as interim CFO

SAN ANTONIO, TX (Oct. 10, 2024) – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company focused on the need for noninvasive tests for the detection of early-stage cancer, today announced that J. Michael Edwards has accepted the position of Chief Financial Officer (CFO). Edwards has been bioAffinity’s interim CFO since Sept. 15 and previously served as bioAffinity’s consulting CFO from 2014 to 2023, overseeing the Company’s initial public offering (IPO) in 2022.

Edwards will report directly to bioAffinity Technologies President and CEO Maria Zannes. “We are delighted to welcome Michael back to our executive leadership team. He was key to our successful IPO and instrumental in setting up the financial infrastructure and internal controls of our public company,” Zannes said. “His experience and deep familiarity with bioAffinity make him the ideal CFO to oversee the long-term financial and strategic direction of the Company, including the ongoing commercialization of CyPath® Lung.”

Edwards has more than three decades of experience in financial management and business strategy. Previously, he was CFO of CytoBioscience Inc., which develops and manufactures instruments for disease analysis and treatment, and OncoVista Innovative Therapies, Inc., a biopharmaceutical company that develops targeted anticancer therapies by utilizing tumor-associated biomarkers. Earlier in his career, Edwards held finance positions at BioNumerik Pharmaceuticals, Inc. and Ilex Oncology, Inc. He is a certified public accountant who began his career at PricewaterhouseCoopers LLP. Edwards earned his MBA from The University of Texas McCombs School of Business in Austin.

“I am very pleased to rejoin bioAffinity as we bring CyPath® Lung to market,” Edwards said. “I look forward to leveraging my experience to provide responsible stewardship and operational excellence, with a steadfast commitment to ethics and safety. As the company enters this pivotal commercialization stage, I look forward to collaborating with the team to drive long-term growth, build shareholder value, and ultimately benefit patients at risk for lung cancer.”

About CyPath® Lung

CyPath® Lung uses proprietary advanced flow cytometry and artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. Automated data analysis helps determine if cancer is present or if the patient is cancer-free. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. Clinical study results demonstrated that CyPath® Lung had 92% sensitivity, 87% specificity and 88% accuracy in detecting lung cancer in patients at high risk for the disease who had small lung nodules less than 20 millimeters. Diagnosing and treating early-stage lung cancer can improve outcomes and increase patient survival. For more information, visit www.cypathlung.com.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding driving long-term growth, building shareholder value, and ultimately benefitting patients at risk for lung cancer. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability of Mr. Edwards to drive long-term growth, build shareholder value, and ultimately benefit patients at risk for lung cancer and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com

Investor Relations

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447) or 407-491-4498

BIAF@redchip.com